SCHEDULE 14A
                              (Rule 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant  ___
Filed by a Party other than the Registrant ___
Check the appropriate box:
___   Preliminary Proxy Statement     ___    Confidential, for Use of the
                                             Commission  Only (as permitted
                                             by Rule 14a-6(e) (2))
_X_   Definitive Proxy Statement
___   Definitive Additional Materials
___   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MASTEC, INC.
             ------------------------------------------------
             (Name of Registrant as Specified in Its Charter)
                                       N/A
 ------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (check the appropriate box):
_x_   $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-(i)(2),
      or Item 22(a)(2) of Schedule 14A.
___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
___   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
_____________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
_____________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
_____________________________________________________________________________
(5) Total fee paid:
_____________________________________________________________________________
___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
paid  previously.   Identify the previous filing by registration  statement
number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
_____________________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:
_____________________________________________________________________________
     (3) Filing Party:
_____________________________________________________________________________
     (4) Date Filed:
_____________________________________________________________________________

                                 (LOGO)

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To our stockholders:

      The 1996 Annual Meeting of Stockholders of MasTec, Inc., a Delaware corporation (the "Company"), will be held on Monday, June 3, 1996, at 9:30 A.M., local time, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida, for the following purposes:

*    To elect one Class I director for a term expiring in 1999; and

* To transact such other business as may properly be brought before the meeting and all adjournments or postponements thereof.

* Only stockholders of record at the close of business on April 5, 1996, the record date and time fixed by the Board of Directors (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of the Company, 8600 N.W. 36th Street, Miami, Florida, during normal business hours during the ten-day period prior to the Annual Meeting. Stockholders, including those whose shares are held by a brokerage firm or in "street" name, will be asked to verify their stockholder status as of the Record Date upon entrance to the meeting. Accordingly, stockholders (or their legal representatives) attending the Annual Meeting should bring some form of identification to the meeting, evidencing stockholder status as of the Record Date or, in the case of a person attending the meeting on behalf of a stockholder, the representative's right to represent the stockholder at the meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy card.

                                   By order of the Board of Directors


                                   Nancy J. Damon
                                   Corporate Secretary
Miami, Florida
April 30, 1996

                                 (LOGO)

                              PROXY STATEMENT
                              _______________

                       ANNUAL MEETING OF STOCKHOLDERS

                               June 3, 1996
                               _____________

                                  GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MasTec, Inc., a Delaware corporation (the "Company" or "MasTec"), for use at the 1996 Annual Meeting of Stockholders of the Company to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida, on Monday, June 3, 1996, at 9:30 A.M., local time, and at all adjournments thereof (the "Annual Meeting").

      At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. Only stockholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at the Annual Meeting. If you are not present in person at the Annual Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions only if a proxy card is properly completed, signed and returned to the Secretary of the Company prior to the Annual Meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees for director and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting. A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Company, by executing and delivering to the Secretary a proxy with a later date, or by attending the Annual Meeting and voting in person.

     Solicitation of proxies will be made initially by mail. The Company's directors, officers and employees also may solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock, $.10 par value ("Common Stock"). In addition, Corporate Investor Communications, Inc. has been engaged by the Company to act as proxy solicitors and will be paid $2,500 for their services. The cost of this solicitation will be borne by the Company. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 accompanies this Proxy Statement, and it is anticipated that this Proxy Statement and accompanying proxy and other materials will be mailed on or about April 30, 1996 to stockholders of record on April 5, 1996.

      The Company's only class of voting securities is its Common Stock. Each share of Common Stock entitles the holder to one vote on all matters properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes of the shares eligible to vote present in person or represented by proxy at the Annual Meeting, with the directors receiving the highest number of votes being elected to the Board of Directors. Unless otherwise required by the Company's Certificate of Incorporation, a majority of the votes of the shares eligible to vote present in person or represented by proxy at the Annual Meeting is required for the approval of any other matter requiring stockholder approval.

      Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a nominee for director has received a plurality of the shares present and entitled to vote, abstentions and withheld votes will have the same effect as a vote against and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     On March 11, 1994, Church & Tower, Inc. and Church & Tower of Florida, Inc., two privately held corporations controlled by the family of Jorge L. Mas (collectively, "Church & Tower"), were acquired through an exchange of stock by Burnup & Sims, Inc. ("Burnup & Sims"), which then changed its name to MasTec, Inc. (the "Acquisition"). Jorge L. Mas, the Company's Chairman of the Board, and Jorge Mas, the Company's President and Chief Executive Officer and the son of Jorge L. Mas, acquired in the aggregate more than 50% of the then outstanding Common Stock of the Company in the Acquisition. Jorge L. Mas and Jorge Mas have both informed the Company that they intend to vote their shares of Common Stock in favor of the election of Jorge Mas as a Class I director, as discussed below, thus assuring his election.


                           SECURITY OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      At April 5, 1996, there were approximately 5,233 stockholders of record of the Company's Common Stock, which is the only class of capital stock of the Company outstanding. At April 5, 1996, there were 16,058,298 shares of Common Stock outstanding.

     The following table sets forth the beneficial ownership as of April 5, 1996 of Common Stock by (i) each person known to the Company to beneficially own more than 5% thereof, (ii) each director of the Company and each Named Executive Officer (as defined under the caption "Executive Compensation" below ), and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.


                                                             Percent of
                              Amount and Nature of          Common Stock
     Name                     Beneficial Ownership          Outstanding
- ---------------------------   ---------------------         -------------
Eliot C. Abbott                  10,000    (1)                     *
Samuel C. Hathorn, Jr.            5,200    (2)                     *
Arthur B. Laffer                 40,000    (1)                     *
Jorge L. Mas                  5,349,965    (3)                   33.3%
Jorge Mas                     3,952,970    (1)(4)                24.6%
William A. Morse                      0                            *
Ismael Perera                    18,492    (1)                     *
Jose S. Sorzano                       0                            *
Carlos A. Valdes                 16,359    (1)                     *
All executive officers and
   directors as a group
   (14 persons)               9,399,396    (1)                   58.5%


(1) The amounts shown include shares covered by options exercisable within 60 days of April 5, 1996 as follows: Jorge Mas 12,000 shares; Eliot
C. Abbott 10,000 shares; Arthur B. Laffer 40,000 shares; and Ismael Perera and Carlos A. Valdes 16,000 shares each.

(2) Includes 200 shares held by the children of Mr. Hathorn, as to which Mr. Hathorn disclaims beneficial ownership.

(3) Includes 5,250,000 shares owned of record by Jorge L. Mas Canosa Holding I Limited Partnership, a Texas limited partnership ("Jorge L. Mas Holdings"), and 99,965 shares owned of record by the Mas Family Foundation, Inc., a Florida not-for-profit corporation (the "Family Foundation"). The sole general partner of Jorge L. Mas Holdings is Jorge L. Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Jorge
L. Mas, Jorge Mas and other members of the Jorge L. Mas family are the sole members and directors of the Family Foundation. Mr. Mas disclaims beneficial ownership of the shares owned by the Family Foundation.

(4) Includes 3,853,000 shares owned of record by Jorge Mas Holding I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"), 99,965 shares owned of record by the Family Foundation, 12,000 shares covered by options exercisable within 60 days of April 5, 1996, and five shares owned of record individually. The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Mr. Mas disclaims beneficial ownership of the shares owned by the Family Foundation.

*    Less than 1%

                     ELECTION OF DIRECTORS

      The Board of Directors currently is comprised of seven directors elected in three classes, with two Class I, three Class II, and two Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of one class terminates each year. The terms of the current Class I directors expire at the Annual Meeting; if elected, the nominee for Class I director will serve until the annual stockholders meeting in 1999. The terms of the Class II directors expire at the annual stockholders meeting in 1997 and the terms of the Class III directors expire at the annual stockholders meeting in 1998.

      William A. Morse, one of the current Class I directors, has informed the Company that he does not wish to stand for reelection. The Company does not wish to nominate a replacement for Mr. Morse at the Annual Meeting and the Bylaws of the Company have been amended to provide for only six directors. Consequently, only one Class I director will be elected at the Annual Meeting and Jorge Mas, the other current Class I director, has been nominated by the Board of Directors to be reelected as a Class I director at the Annual Meeting. The Company has no reason to believe that Mr. Mas will refuse or be unable to accept election; however, if he should not be available to serve, each proxy that does not direct otherwise will be voted for such substitute nominee as may be designated by the Board of Directors.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote for the election of directors. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the election of Mr. Mas as a Class I director.


Information as to Nominee and Other Directors

Class I Director

      Jorge Mas, 33, was elected President, Chief Executive Officer and a director of the Company on March 11, 1994, the effective date of the Acquisition. Prior to that time and during the past five years, Mr. Mas has served as President and Chief Executive Officer of Church & Tower, Inc. (and its predecessor, Communication Contractors, Inc.). In addition Mr. Mas is the Chairman of the Board of Directors of Neff Corporation, Atlantic Real Estate Holding Corp. and U.S. Development Corp., all private companies controlled by Mr. Mas, and during all or a portion of the past five years, has served as the President and Chief Executive Officer of these corporations.

Class II Directors

      Jorge L. Mas, 56, was elected Chairman of the Board of Directors of the Company on March 11, 1994, in connection with the Acquisition. Mr. Mas has been the President and Chief Executive Officer of Church & Tower of
Florida,  Inc.,  the Company's largest subsidiary, since  1969.    Mr.  Mas
serves on the Board of Directors of First Union National Bank of Florida.
      Eliot C. Abbott, 46, was elected to the Board of Directors on March 11, 1994 in connection with the Acquisition. From 1976 until September 30, 1995,

Mr. Abbott was a stockholder in the Miami law firm of Carlos & Abbott. Since October 1, 1995, Mr. Abbott has been a member of the New York law firm of Kelley Drye & Warren.

      Samuel C. Hathorn, Jr., 53, has been a member of the Board of Directors since 1981. He has been president and a director of Trendmaker Homes since 1981 and president of Centennial Homes, Inc. since December 1, 1990, each of which is a subsidiary of Weyerhaeuser Co.

Class III Directors

      Arthur B. Laffer, 55, was elected to the Board of Directors on March 11, 1994 in connection with the Acquisition. Mr. Laffer has been Chairman of the Board of Directors of A.B. Laffer, V.A. Canto & Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981; and Chief Executive Officer, Calport Asset Management, a money management firm, since 1992. Mr. Laffer is a director of U.S. Filter Corporation and Valve Vision, Inc.

     Jose S. Sorzano, 55, was elected to the Board of Directors on November 6, 1994. Mr. Sorzano has been Chairman of the Board of Directors of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National
Security  Affairs  from  1987 to 1988; Associate Professor  of  Government,
Georgetown University, from 1969 to 1987; President, Cuban American National Foundation, from 1985 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.


Board Committees and Meetings

      There are five standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation and Stock Option Committee, the Nominating Committee, and the Special Transactions Committee. Mr. Morse currently is a member of the Audit Committee, the Compensation and Stock Option Committee, and the Special Transactions Committee; he will no longer serve on those committees after his term of office as a director of the Company expires at the Annual Meeting.

     The Executive Committee is composed of Mr. Jorge L. Mas, who serves as Chairman, and Messrs. Abbott, Laffer and Jorge Mas. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 1995, the Executive Committee met one time and acted by written consent two times.

     The Audit committee is composed of Mr. Laffer, who serves as Chairman, and Messrs. Abbott, Hathorn, Morse and Sorzano. The Audit Committee is charged, among other things, with reviewing and recommending to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company; reviewing the scope of the proposed annual audit for the current year and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors; reviewing the completed audit, including any comments or recommendations by the independent auditors, and monitoring the implementation of any recommendations adopted by the committee; reviewing the adequacy and effectiveness of the Company's accounting and financial controls; reviewing the internal audit function of the Company; and investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations. During the year ended December 31, 1995, the Audit Committee met on four occasions.

      The Compensation and Stock Option Committee (the "Compensation Committee") is composed of Mr. Abbott, who serves as Chairman, and Messrs. Hathorn and Morse. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Vice Presidents of the Company, establishing salaries, bonuses and other compensation for the Company's other executive officers, administering the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan") and the 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan," and, together with the Stock Incentive Plan, the "Plans") and recommending to the Board of Directors changes to the Plans. During the year ended December 31, 1995, the Compensation Committee met on four occasions.

      The Nominating Committee is composed of Mr. Abbott, who serves as Chairman, and Mr. Jorge Mas. The Nominating Committee, which met once during 1995, recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the stockholders pursuant to written applications submitted to the Secretary. Stockholder proposals for nominees should include biographical information regarding the proposed nominee with a statement from the stockholder as to the qualifications and willingness of the candidate to serve on the Company's Board of Directors.

      The Special Transactions Committee is composed of Mr. Laffer, who serves as Chairman, and Messrs. Morse and Sorzano. The primary function of the Special Transactions Committee, which met once during 1995, is to review related party transactions between the Company and any officer, director or affiliate of the Company.

      During the year ended December 31, 1995, the Board of Directors met, or acted by unanimous written consent, on 12 occasions. Each of the directors attended at least 75 percent of the aggregate number of Board meetings and meetings of committees of which such director is a member.

      Jorge L. Mas is Jorge Mas' father. There is no other family relationship among any other directors or executive officers of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that, during the year ended December 31, 1995, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except for a late filing by Jose S. Sorzano to report his election as director in November 1994; late filings by Jorge Mas, Ismael Perera, the Company's
Senior  Vice  President - Operations, and Carlos A. Valdes,  the  Company's
Senior Vice President, in each case to report the grant of options to purchase 60,000, 40,000 and 40,000 shares of Common Stock, respectively, on February 3, 1995; and a late filing by Ismael Perera and Carlos A. Valdes to report shares of Common Stock purchased in 1994 through the MasTec, Inc. 401(K) Retirement Savings Plan.


    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation and Stock Option Committee

      The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing and administering the policies for the Company's compensation program and for approving the compensation levels of the executive officers of the Company, including its Chief Executive Officer. The Compensation Committee also reviews with the Chief Executive Officer guidelines for salaries and aggregate bonus awards applicable to the Company's employees other than its executive officers. The Compensation Committee is composed of Eliot C. Abbott, Samuel C. Hathorn, Jr. and William A. Morse, all of whom are non-employee directors of the Company.

Statement of Philosophy of Executive Compensation

      The compensation program of the Company is designed to (i) provide base compensation reasonably comparable to that offered by other leading companies to their executive officers so as to attract and retain talented executives, (ii) motivate executive officers to achieve the strategic goals set by the Company by linking an officer's incentive compensation to the performance of the Company and applicable business units, as well as to individual performance, and (iii) align the interests of its executives with the long-term interests of the Company's stockholders through the award of stock options and other stock-related programs. To implement this philosophy, the Company offers its executive officers compensation packages that include a mix of salary, incentive bonus awards, and stock options.

     In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on an assessment of the Company's overall performance in light of its strategic objectives rather than on any single quantitative or qualitative measure of performance. The Compensation Committee considered the following factors in establishing 1995 compensation:

     * A substantial increase in revenue in comparison to prior years.
     * A significant strengthening and expansion of the Company's core telecommunications construction business into new and existing markets and with new and existing customers.
     * The diversification of the Company's core business through strategic acquisitions and investments.
     * The continued divestiture of non-core assets to concentrate resources on the Company's core business.
     * The substantial completion of the integration of Church & Tower and Burnup & Sims following the Acquisition as well as an increase in overall efficiency among the Company's business units.


Salary

     The base salary of executive officers is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of officers in comparable positions in other companies. Adjustments are determined by objective factors such as the Company's performance and the individual's contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive. Although the Compensation Committee believes that the Company made substantial progress in 1995 as indicated above, the benefits of strategic actions during the year have not yet been fully realized in the financial results of the Company. Accordingly, no increase in base salary for 1995 performance was recommended by the Compensation Committee for the executive officers of the Company, including the Named Executive Officers identified under the caption "Executive Compensation - Summary Compensation Table" below.


Incentive Bonus Awards

      In addition to paying a base salary, the Company awards incentive bonuses as a component of overall compensation. Bonus awards are made after considering the performance of the executive officer's area of responsibility or the operating unit under his control, if any, and the financial performance of the Company. The Compensation Committee did not recommend the award of bonuses to the Company's executive officers, including the Named Executive Officers, for 1995.


Stock Incentive Plan

      Long-term incentive compensation for executives consists of stock-based awards made under the Company's Stock Incentive Plan. The Stock Incentive Plan provides for the granting of options to purchase Common Stock to key employees at exercise prices equal to the fair market value on the date of grant. The Compensation Committee believes that the use of stock options reinforces the Committee's philosophy that management compensation should be clearly linked to stockholder value. The Compensation Committee awards options to key employees, including executive officers, based on current performance, anticipated future contribution based on such performance, and ability to materially impact the Company's financial results. In 1995, the Compensation Committee granted stock options under the Stock Incentive Plan to the Company's executive officers, including the Named Executive Officers, primarily based on 1994 results. In addition, based on the indicators described above and to further link his compensation to stockholder value, the Compensation Committee in 1996 recommended the award to Jorge Mas, the Company's President and Chief Executive Officer, of options to purchase 50,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant.


CEO Compensation

      In setting the salary and incentive compensation for Jorge Mas, the Company's Chief Executive Officer, the Compensation Committee reviewed the Company's financial performance in 1995 with respect to revenue, net income and income per share (before special charges) compared to the performance of other companies in its industry and the Company's prior performance, as well as the other factors described above. Based on its review of this information, the Compensation Committee decided not to recommend an increase in salary or a bonus award for the Chief Executive Officer for 1995 performance. The Compensation Committee did award Mr. Mas stock options for 1995 performance to further link his compensation to the performance of the Common Stock of the Company.


                              Compensation and Stock Option Committee

                              Eliot C. Abbott
                              Samuel C. Hathorn, Jr.
                              William A. Morse

                         EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes all compensation awarded to, earned by or paid to (a) the Company's Chief Executive Officer, and (b) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (of which there were only three) (together, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the Company's last fiscal year.

                                        Annual                            Long Term
                                      Compensation                      Compensation
                                                                            Awards
                                                                         Underlying
Name and                             Salary     Bonus   Other Annual     Options/SARS
Principal Position          Year       ($)       ($)    Compensation(2)       #
Jorge L. Mas, Chairman of   1995     311,000         0         -                 0
the Board and President of  1994 (1) 250,000   350,000         -                 0
Church & Tower of Florida,
Inc.

Jorge Mas, President and    1995     322,000         0         -            60,000
Chief Executive Officer     1994 (1) 230,800   200,000         -                 0

Ismael Perera               1995     144,000         0         -            40,000
Senior Vice President/      1994 (1) 108,000    50,000         -            20,000
Operations

Carlos A. Valdes            1995     124,000         0         -            40,000
Senior Vice President       1994 (1)  84,100    50,000         -            20,000

</T>

(1) The annual compensation shown is for the period from March 11, 1994, the date of the Acquisition, through December 31, 1994. None of the Named
Executive Officers was employed by the Company prior to March 11, 1994.

(2) The Named Executive Officers also received certain perquisites and personal benefits that did not exceed applicable reporting thresholds.














                                                                 Page 12 of 18

Option Grants

     The following table provides information with respect to stock options to purchase Common Stock granted to the Named Executive Officers during the year ended December 31, 1995 pursuant to the Stock Incentive Plan:


                                                              Potential Realizable Value
                                                              At Assumed Annual Rates of
                                                              Stock Price Appreciation  for
Individual Grants                                             Option Term (3)
                             Percent of
                               Total
                  Number      Options
                  of Shares  Granted to
                  Underlying  Employees  Exercise
                  Options     in Fiscal   Price   Expiration
Name              Granted      Year (1)  ($/sh)(2)   Date        5%         10%
Jorge L. Mas           0          -           -                    -

Jorge Mas         60,000        35%       13.375   2/3/05      $504,688  $1,184,360

Ismael Perera     40,000        23%       13.375   2/3/05      $336,459  $789,577

Carlos A. Valdes  40,000        23%       13.375   2/3/05      $336,459  $789,577
</T>


(1) Based on options to purchase an aggregate of 172,000 shares of Common Stock granted to employees during 1995.

(2) All options were granted at an exercise price equal to fair market value based on the mean between the bid and asked prices of the Company's
Common Stock on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's Common
Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved or may be exceeded.











                                                                 Page 13 of 18

Aggregate Option Exercises and Year-End Option Values

      The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1995 by the Named Executive Officers and the value at December 31, 1995 of unexercised stock options held by the Named Executive Officers.


                                           Number of Shares        Value of Unexercised In-
                                         Underlying Unexercised     the-Money Options at
                                      Options at December 31,1995   December 31, 1995 (1)
                 Shares
                 Acquired    Value             (#)                          ($)
                 On Exercise Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
                   (#)        ($)
Jorge L. Mas         0         0               0            0              0           0

Jorge Mas            0         0               0       60,000              0           0

Ismael Perera        0         0           4,000       56,000        $21,240     $84,960

Carlos A. Valdes     0         0           4,000       56,000        $21,240     $84,960
</T>

(1)     Market value of shares underlying in-the-money options at  December
31, 1995 (based on the product of $13.25 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on December 31,
1995, less the exercise price of $7.94 per share, times the number of in-the-money options as of that date).


Performance Graph

      The  following graph compares the cumulative total stockholder return on  the Company's Common Stock from December 31, 1990 through December  31,
1995  with the cumulative total return of the S & P 500 Stock Index  and  a
Company-constructed  index  of  two  peer  companies  consisting  of  Dycom
Industries,  Inc.  and L.E. Myers Company (the "Peer  Index").   The  graph
assumes  that the value of the investment in the Common Stock was  $100  on
December  31, 1990 and that all dividends were reinvested.  This data  does not  take into consideration what the cumulative stockholder return on  the
Common  Stock  would have been had the Acquisition happened at  an  earlier date and is not necessarily indicative of future results.


             12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95

MasTec, Inc.  $100.00     $60.00     $41.00     $88.00    $153.00    $198.00

Peer Index    $100.00    $113.00     $73.00     $54.00     $46.00     $81.00

S & P 500     $100.00    $130.00    $140.00    $155.00    $157.00    $215.00



                                                                 Page 14 of 18

Compensation Committee Interlocks and Insider Participation

      The  members of the Compensation and Stock Option Committee are Eliot
C. Abbott, Samuel C. Hathorn, Jr.,  and William A. Morse, none of whom is a former  or  current  officer  or employee of the  Company  or  any  of  its
subsidiaries.   Mr. Abbott was a stockholder in the law firm  of  Carlos  &
Abbott,  P.A.   and is a partner in the law firm of Kelley Drye  &  Warren.
During  fiscal year 1995, the Company retained Carlos & Abbott,  P.A.  with regard  to  variety  of  legal  matters and paid  such  firm  approximately
$114,000 for legal services.


Compensation of Directors

      Directors of the Company who are not employees of the Company  or  of any subsidiary are paid an annual retainer of $15,000 and a meeting fee  of
$600 for each meeting of the Board of Directors and $400 for each committee meeting  attended,  regardless of the number of committees  on  which  they
serve.   In addition, pursuant to the Non-Employee Directors Plan,  Messrs.
Abbott  and Sorzano annually receive options to purchase 15,000  shares  of
Common  Stock  at an exercise price equal to the fair market value  of  the
Common Stock on the date of grant.

      Notwithstanding  anything to the contrary set forth  in  any  of  the
Company's   filings under the Securities Act of 1933, as  amended,  or  the
Securities Exchange Act of 1934, as amended, that might incorporate  future filings,  including  this  Proxy  Statement,  in  whole  or  in  part,  the
Compensation  and  Stock Option Committee Report and the Performance  Graph
shall not be incorporated by reference into any such filings.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The Company purchases and leases construction equipment from a company controlled  by  Mr. Jorge Mas.  During 1995, the Company paid approximately
$544,000  for  equipment rentals and approximately $322,000  for  equipment purchases  from this affiliate.  Additionally, at December  31,  1995,  the
Company  had recorded $106,000 as amounts due from affiliates.  No interest is  being  charged  on the amounts due from affiliates.  The  Company  also makes  available certain office space and the part-time services of certain
employees to affiliates.   The Company believes the value of the space  and
services is not material.

      In  1994,  Church & Tower, Inc. and Church & Tower of  Florida,  Inc.
provided  Messrs.  Jorge  L. Mas, Chairman of the Board  and  President  of
Church  & Tower of Florida, Inc.,  Jorge Mas, President and Chief Executive
Officer of Church & Tower, Inc., and Juan Carlos Mas and Jose Ramon Mas, each a shareholder of Church & Tower, Inc. and a son of Jorge L. Mas, with a loan of $2,000,000, $1,280,000, $158,000 and $132,000, respectively, bearing interest at prime plus 2% (10.5% at December 31, 1995) with interest due annually and principal due on July 15, 1996. The loans were made to assist these individuals in meeting their estimated federal income tax obligations related to the 1993 S corporation earnings of Church &


                                                                 Page 15 of 18

Tower,  Inc. and Church & Tower of Florida, Inc.  As of December 31,  1995,
Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas remained indebted to the Company for $1,000,000, $480,000, $158,000 and $132,000,
respectively, plus accrued interest.

      The  Company  has  entered  into  an agreement  with  Santos  Capital
Advisors, Inc., a company controlled by Jorge Mas ("Santos Capital"), under which  Santos Capital will provide certain financial advisory  services  in
connection  with  financings the Company is seeking.   If  the  Company  is
successful in obtaining these financings, Santos Capital will be paid a fee for  these  services equal to 0.45% of the total amount of these financings by  the  Company  and  will be reimbursed for its  reasonable  expenses  in connection  with such financings up to $10,000.  The Company from  time  to time  may  also  enter into other transactions with Santos Capital  in  the future.

     The Company leases one equipment storage facility from Jorge L. Mas at an annual rent of $48,000 expiring on October 31, 1998.

      For  the year ended December 31, 1995, the Company paid approximately
$114,000  in legal fees to Carlos & Abbott, P.A. a law firm of which  Eliot
C. Abbott was a stockholder.



                           SELECTION OF AUDITORS


     On March 11, 1994, the date of the Acquisition, the Board of Directors of the Company dismissed Deloitte & Touche LLP as the Company's independent
auditors.   The  Audit  Committee  of the Board  of  Directors  unanimously recommended to the Board of Directors that Price Waterhouse LLP be retained as  the new independent auditors effective March 11, 1994 and the Board  of
Directors approved this recommendation.

      None of the reports of Deloitte & Touche LLP on the financial statements of the Company filed for each of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.
During the 1993 fiscal year and the subsequent interim period preceding the dismissal of Deloitte & Touche LLP, there was no disagreement between the Company and Deloitte & Touche LLP on any manner of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that would have caused Deloitte & Touche LLP to have made reference to the subject matter of the disagreement in connection with its reports, and during such period no reportable event as defined in Item 304(a)(i)(v) of Regulation S-K occurred.

      On May 8, 1995, the Board of Directors dismissed Price Waterhouse LLP as the Company's independent auditors. The Audit Committee of the Board of Directors unanimously recommended to the Board of Directors that Coopers &
Lybrand  L.L.P. be retained as the new independent auditors effective  June
29, 1995, and the Board of Directors approved this recommendation.




                                                                 Page 16 of 18

      None  of   the  reports  of  Price Waterhouse LLP  on  the  financial statements  of  the  Company filed for the 1994 fiscal  year  contained  an adverse  opinion or a disclaimer of opinion, or were qualified or  modified as  to uncertainty, audit scope or accounting principles.  During the  1994 fiscal  year  and the subsequent interim period preceding the dismissal  of
Price  Waterhouse LLP, there was no disagreement between  the  Company  and
Price  Waterhouse  LLP on any manner of accounting principle  or  practice, financial  statement disclosure, or auditing scope or procedure that  would have  caused  Price Waterhouse LLP to have made reference  to  the  subject matter of the disagreement in connection with its reports, and during  such period no reportable event as defined in Item 304(a)(i)(v) of Regulation S-
K occurred.
      Representatives of Coopers & Lybrand L.L.P.  will be present  at  the
Annual  Meeting, will have an opportunity to make a statement  if  they  so desire  and  will  be  available to respond to appropriate  questions  from stockholders.


                         MISCELLANEOUS

      Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by January 13, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such Annual
Meeting.

      The  Board  of Directors does not intend to present and knows  of  no others  who intend to present at the Annual Meeting any matter or  business other  than that set forth in the accompanying Notice of Annual Meeting  of
Stockholders.   If  other matters are properly brought  before  the  Annual
Meeting, it is the intention of the persons named in the accompanying  form of  proxy  to  vote  any proxies on such matters in accordance  with  their judgment.

      The  Company's Annual Report on Form 10-K for the fiscal  year  ended
December 31, 1995 is being mailed to stockholders simultaneously with this Proxy Statement.


                              By order of the Board of Directors



                              Nancy J. Damon
                              Corporate Secretary

Miami, Florida
April 30, 1996









                                                                 Page 17 of 18

                  PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
               Solicited by the Board of Directors of MasTec, Inc.

The  undersigned hereby constitutes and appoints Jorge Mas and Jose M. Sariego
(the "Proxies"), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of MasTec, Inc. (the "Company") that the undersigned would be entitled to vote at the 1996
Annual Meeting of Stockholders to be held at the Hotel Sofitel, 5800 Blue Lagoon
Drive, Miami, Florida, at 9:30 a.m. on Monday, June 3, 1996, or any adjournments or postponements thereof, on the following matters coming before the Annual
Meeting:

(1) Election of one (1) Class I Director as described in the Proxy Statement of the Board of Directors.

  ___   FOR the nominee listed below                 ___  WITHHOLD AUTHORITY to
                                                         vote  for  the nominee
                                                         listed below

                                    JORGE MAS


                     (Continued and to be signed on reverse)


(2) In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 30, 1996, and the Company's Annual Report on Form 10-K for the year ended December 31, 1995 is acknowledged.

ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE FOR DIRECTOR HAS
BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR" THE NOMINEE SET FORTH ABOVE.

                                           Date: ________________________, 1996

                                           Signature: _________________________

                                           Signature: _________________________

      (Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)













                                                                 Page 18 of 18

